EXHIBIT 99.1

1606 Corp.’s Common Stock Is Now Trading on the OTCID Platform

Seattle, WA – July 1, 2025 – 1606 Corp. (OTCID: CBDW), an artificial intelligence (“AI”) company (the “Company”), is proud to announce that it’s Common Stock is now officially trading under the OTCID designation on the OTC Markets platform. This milestone reflects the Company’s commitment to higher transparency, regulatory compliance, and enhanced visibility among investors and market participants. Among other things, the move is a result of the Company’s ability to timely file required reports with the Securities and Exchange Commission (the “SEC”) since inception in 2021.

The approval to be quoted on the OTCID platform—one of the premier tiers within the OTC Markets—signals that 1606 Corp. has met the platform’s strict reporting and disclosure standards. For current and prospective investors, this change represents improved access to timely, reliable information and increased confidence in the Company’s operational integrity.

“Trading on OTCID is a meaningful step forward in our growth journey,” said Austen Lambrecht, CEO of 1606 Corp. “It reflects our dedication to transparency, investor engagement, and is a step in preparation toward a potential listing on a national exchange. This is the foundation upon which we will continue to build long-term value.”

The Company believes over the past year, 1606 Corp. has made significant strategic and operational strides, positioning itself for accelerated AI and market growth in the months ahead. The Company believes the move to OTCID supports these efforts by improving market credibility and expanding the Company’s reach to a broader base of institutional and retail investors.

This transition also aligns with the Company’s long-term vision to qualify for a listing on a senior U.S. exchange, such as NASDAQ, further enhancing shareholder value and liquidity potential. The Company continues to successfully explore a range of strategic initiatives designed to support its growth trajectory and expand market presence.

The Company has maintained significant trading volume, has a large shareholder base, has been reporting on time with the SEC since inception, and has limited debt. As 1606 Corp. continues to scale, it remains focused on sustainable business development, disciplined execution, and delivering value to its shareholders. The Company believes these factors and its continued development make 1606 Corp. a valuable and sought after public entity in a great position for future growth.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI Chatbots. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the IR industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience. As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

For more information, please visitcbdw.ai.

Industry Information

The global AI market, valued at $428 billion in 2022, is anticipated to reach $2.25 trillion by 2030, with a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%. The sector is expected to employ 97 million individuals by 2025, reflecting its expansive and significant impact. This potential growth presents a compelling opportunity for investors and industry professionals interested in the AI sector.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to reliance on unaudited statements, the Company’s need for additional funding, the impact of competitive products and services and pricing, the demand for the Company’s products and services, and other risks that are detailed from time-to-time in the Company’s filings with the United States SEC. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in the Company’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents the Company has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:

Austen Lambrecht

CEO, 1606 Corp.

austen@1606corp.com

cbdw.ai

SOURCE: 1606 Corp.

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